EXHIBIT 99.1

Avado Brands, Inc.
Consolidated Statements of Loss
(Unaudited)
(In thousands, except per share data)

Fiscal Year Ended                                                                2004          2003
------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                         $             -         2,267
    Don Pablo's                                                                 219,011       219,228
    Hops                                                                         77,042        93,135
------------------------------------------------------------------------------------------------------
          Total restaurant sales                                                296,053       314,630
------------------------------------------------------------------------------------------------------
Operating expenses:
    Food and beverage                                                            81,540        91,977
    Payroll and benefits                                                        105,300       108,918
    Depreciation and amortization                                                11,541        12,182
    Other operating expenses                                                     76,681        76,975
    General and administrative expenses                                          18,880        20,688
    Loss on disposal of assets                                                      155         1,502
    Reorganization items                                                         17,587             -
    Asset revaluation and other charges                                           5,022        11,981
------------------------------------------------------------------------------------------------------
Operating loss                                                                  (20,653)       (9,593)
------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                                       (11,499)      (32,487)
    Credit facility amendment and waiver forgiveness                                  -         6,500
    Gain on debt extinguishment                                                       -         5,585
    Other, net                                                                     (477)        1,177
------------------------------------------------------------------------------------------------------
          Total other income (expense)                                          (11,976)      (19,225)
------------------------------------------------------------------------------------------------------
Loss from continuing operations before income taxes                             (32,629)      (28,818)
Income tax expense (benefit)                                                        130        (6,117)
------------------------------------------------------------------------------------------------------
Loss from continuing operations                                                 (32,759)      (22,701)
------------------------------------------------------------------------------------------------------
Discontinued operations:
   Loss from discontinued operations                                            (32,581)      (33,279)
------------------------------------------------------------------------------------------------------
Net loss                                                                $       (65,340)      (55,980)
======================================================================================================

Basic loss per common share:
    Basic loss from continuing operations                               $         (0.99)        (0.69)
    Basic loss from discontinued operations                                       (0.99)        (1.00)
------------------------------------------------------------------------------------------------------
Basic loss per common share                                             $         (1.98)        (1.69)
======================================================================================================

Diluted loss per common share:
    Diluted loss from continuing operations                             $         (0.99)        (0.69)
    Diluted loss from discontinued operations                                     (0.99)        (1.00)
------------------------------------------------------------------------------------------------------
Diluted loss per common share                                           $         (1.98)        (1.69)
======================================================================================================

See accompanying notes to consolidated financial statements

Avado Brands, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

Fiscal Year End                                                                 2004              2003
---------------------------------------------------------------------------------------------------------
Assets
Current assets:
      Cash and cash equivalents                                             $    1,741            2,333
      Restricted cash                                                           16,427                -
      Accounts receivable                                                        3,884            3,799
      Inventories                                                                3,390            4,536
      Prepaid expenses and other                                                 3,931            2,918
      Assets held for sale                                                       1,678                -
---------------------------------------------------------------------------------------------------------
           Total current assets                                                 31,051           13,586

Premises and equipment, net                                                    126,380          164,759
Other assets                                                                    20,022           24,683
---------------------------------------------------------------------------------------------------------
                                                                            $  177,453          203,028
=========================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
      Bank overdrafts                                                       $    2,157            2,127
      Accounts payable                                                           7,957            9,576
      Accrued liabilities                                                       39,338           58,653
      Current installments of long-term debt and capital lease obligations      36,952          168,183
      Income taxes                                                                   -           23,377
---------------------------------------------------------------------------------------------------------
           Total current liabilities                                            86,404          261,916

Capital lease obligations                                                            -           13,110
Other long-term liabilities                                                        606            2,572
Liabilities subject to compromise                                              230,353                -
---------------------------------------------------------------------------------------------------------
           Total liabilities                                                   317,363          277,598
---------------------------------------------------------------------------------------------------------
Shareholders' equity (deficit):
      Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
          none issued                                                                -                -
      Common stock, $0.01 par value. Authorized - 75,000,000 shares;
          issued - 40,478,760 shares in 2004 and 2003;
          outstanding - 32,941,033 shares in 2004 and 2003                         405              405
      Additional paid-in capital                                               154,363          154,363
      Accumulated deficit                                                     (198,261)        (132,921)
      Treasury stock at cost; 7,537,727 shares in 2004 and 2003                (96,417)         (96,417)
---------------------------------------------------------------------------------------------------------
           Total shareholders' equity (deficit)                               (139,910)         (74,570)
---------------------------------------------------------------------------------------------------------
                                                                            $  177,453          203,028
=========================================================================================================

See accompanying notes to consolidated financial statements.


Avado Brands, Inc.
Consolidated Statements of Shareholders' Equity (Deficit) and Comprehensive Loss
(Unaudited)
                                                                                            Accumulated
                                                                      Additional                Other                   Total
                                                       Common Stock    Paid-in    Retained  Comprehensive Treasury   Shareholders'
(In thousands, except per share data)                Shares    Amount  Capital    Earnings     Income       Stock   Equity (Deficit)

------------------------------------------------------------------------------------------------------------------------------------
Balance at December 29, 2002 as previously reported  40,479    $ 405  $ 154,637  $ (58,118)        -     $ (96,659)  $      265
  Adjustment to correct prior years
    accounting errors                                     -        -          -    (18,823)        -             -      (18,823)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 29, 2002, as restated            40,479      405    154,637    (76,941)        -       (96,659)     (18,558)
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss:
     Net loss                                             -        -          -    (55,980)        -             -      (55,980)
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive loss                                  -        -          -    (55,980)        -             -      (55,980)
------------------------------------------------------------------------------------------------------------------------------------
Exercise of stock options                                 -        -       (274)         -         -           278            4
Common stock from benefit plans                           -        -          -          -         -           (36)         (36)
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 28, 2003                         40,479      405    154,363   (132,921)        -       (96,417)     (74,570)
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss:
     Net loss                                             -        -          -    (65,340)        -             -      (65,340)
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive loss                                  -        -          -    (65,340)        -             -      (65,340)
------------------------------------------------------------------------------------------------------------------------------------
Balance at January 2, 2005                           40,479    $ 405  $ 154,363  $(198,261)        -     $ (96,417)  $ (139,910)
====================================================================================================================================

See accompanying notes to consolidated financial statements.

Avado Brands, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
 (In thousands)                                                                  2004        2003
------------------------------------------------------------------------------------------------------
 Cash flows from operating activities:
       Net loss                                                            $      (65,340)    (55,980)
       Adjustments to reconcile net loss to net cash
            provided by operating activities:
                Depreciation and amortization                                      11,926      12,463
                Amortization and write off of deferred costs                        3,477      11,527
                Forgiveness of credit facility amendment and waiver fee                 -      (6,500)
                Deferred income taxes                                                   -      11,620
                Gain on debt extinguishment                                             -      (5,585)
                Reorganization items                                               17,587           -
                Asset revaluation and other special charges                         5,022      11,981
                Loss on disposal of assets                                            155       1,502
                Loss from discontinued operations                                  32,581      33,279
                 (Increase) decrease in assets:
                     Accounts receivable                                              (85)      1,389
                     Inventories                                                      191         309
                     Prepaid expenses and other                                       103       2,301
                 Increase (decrease) in liabilities:
                      Accounts payable                                              6,220      (1,720)
                      Accrued liabilities                                         (13,920)    (13,475)
                      Income taxes                                                     88     (11,661)
                      Other long-term liabilities                                    (223)        (16)
                      Liabilities subject to compromise                              (368)          -
------------------------------------------------------------------------------------------------------
                         Net cash used in operating activities                     (2,586)     (8,566)
------------------------------------------------------------------------------------------------------
 Cash flows from investing activities:
       Capital expenditures                                                        (3,296)     (5,952)
       Proceeds from disposal of assets and notes receivable, net                     233       1,731
       Proceeds from sale-leaseback transactions                                        -      21,229
       Other, net                                                                     (59)     (3,138)
------------------------------------------------------------------------------------------------------
                         Net cash provided by (used in) investing activities       (3,122)     13,870
------------------------------------------------------------------------------------------------------
 Cash flows from financing activities:
       Proceeds from (repayment of) revolving credit agreements                    24,812         570
       Proceeds from term credit agreement                                              -     (12,736)
       Increase (decrease) in bank overdrafts                                          30      (2,040)
       Payment of financing costs                                                  (1,639)     (3,396)
       Funding of letter of credit collateral accounts                            (16,427)          -
       Purchase of long-term debt, net                                                  -      (5,202)
       Principal payments on long-term debt and capital lease obligations            (171)       (111)
------------------------------------------------------------------------------------------------------
                          Net cash provided by (used in) financing activities       6,605     (22,915)
------------------------------------------------------------------------------------------------------
 Cash provided by (used in) discontinued operations                                (1,489)     15,141
------------------------------------------------------------------------------------------------------
 Net decrease in cash and cash equivalents                                           (592)     (2,470)
------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at the beginning of the period                           2,333       4,803
------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at the end of the period                        $        1,741       2,333
======================================================================================================

See accompanying notes to consolidated financial statements

                               Avado Brands, Inc.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

     1. Restated Financial Statements

     The accompanying financial statements are for the 53 weeks ended January 2, 2005 ("fiscal 2004") and the 52 weeks ended December 28, 2003 ("fiscal 2003"). As a result of the events outlined below, the audit of these financial statements has not been completed. Accordingly, the Company has not filed its Annual report on Form 10-K for the years ended January 2, 2005 and December 28, 2003. The Company has also not filed its Quarterly Reports on Form 10-Q for the quarters ended March 28, 2004, June 27, 2004 and September 26, 2004. The Company anticipates that the audit of the fiscal 2003 financial statements will not be completed until after the Company emerges from bankruptcy. If the Company emerges with less than 300 shareholders, it will be able to terminate its registration with the Securities and Exchange Commission (the "Commission") under the exchange Act of 1934, as amended, which would eliminate its periodic reporting requirements with the Commission. The Company anticipates a continued delay in the completion of its fiscal 2003 audit. This fact coupled with the Company's plan to emerge from bankruptcy as a private company, led the Audit Committee of the Board of Directors to delay any consideration of the engagement of an independent auditor to audit the financial statements for fiscal 2004. The Company anticipates that the Audit Committee will retain an auditor for fiscal 2004 and that audited financial statements will be completed sometime following its emergence from bankruptcy.

     The audit of the Company's 2003 financial statements has been delayed by events related to the Company's bankruptcy filing, including the March 30, 2004, resignation of KPMG LLP, the Company's predecessor independent auditors. On July 16, 2004, the Audit Committee of the Board of Directors of the Company appointed Deloitte & Touche LLP as its independent auditors. The engagement of Deloitte & Touche LLP to audit the Company's financial statements for the year ended December 28, 2003, was approved by the bankruptcy court on August 24, 2004.

     The resignation by KPMG was prompted by the Company's assertion in its Bankruptcy Schedules and Statements of Affairs that it may have causes of action against KPMG related to KPMG's advice and counsel to the Company regarding the Company entering into an Offshore Portfolio Investment Strategy ("OPIS") transaction. Since that assertion, the Company believes that its potential claims against KPMG have become larger and include, but are not limited to, KPMG's resignation as Avado's auditor after receiving certain fees related to the 2003 audit and prior to completing said audit and related to KPMG providing certain accounting advice that has subsequently been determined to be erroneous. The Company may have other damages due to actions or inactions by KPMG during its longer tenure as the Company's auditor. The Company has retained contingent fee counsel to assist the Company in prosecuting or settling these causes of action.

     On November 24, 2004, the Company filed a current report on Form 8-K indicating that the Company's previously filed financial statements should no longer be relied upon because of errors in such financial statements. The conclusion was reached as part of an evaluation of the application of the Company's accounting policies and generally accepted accounting principles. The material errors identified, and which have been corrected in the accompanying consolidated financial statements, included the following:

     Rent Expense. Since 2001, the Company has had a policy of recording rent expense for a property on a straight-line basis, including future escalations, over the initial lease term. The Company now believes the proper treatment for rent that escalates over time should be to recognize the expense on a straight-line basis over the entire lease term (inclusive of renewal options the Company is reasonably expected to exercise). The impact of this change in accounting resulted in a cumulative understatement of rent expense, as of December 29, 2002, of $11.5 million. This amount has been included as an adjustment to beginning retained earnings in the accompanying Consolidated Statement of Shareholders' Equity (Deficit) and Comprehensive Loss. For fiscal 2004 and 2003, the change resulted in an increase in rent expense for continuing operations of $2.2 million and $1.7 million, respectively.

     Capital Leases. The Company has determined that six of its lease agreements which had previously been accounted for as operating leases should have been accounted for as capital leases. As of January 2, 2005, the Company had closed the restaurants at three of these six locations. The impact of this change in accounting resulted in a cumulative net understatement of expenses, as of December 29, 2002, of $1.5 million. This amount has been included as an adjustment to beginning retained earnings in the accompanying Consolidated Statement of Shareholders' Equity (Deficit) and Comprehensive Loss. The adjustment also results in a capital lease obligation of $3.9 million and $8.7 million at January 2, 2005 and December 28, 2003, respectively. For both fiscal 2004 and 2003, the change resulted in an increase in net expenses for continuing operations of $0.1 million.

     Fixed Assets. An evaluation of the Company's premises and equipment accounting practices identified certain errors resulting in an overstatement of recorded net book values and understatement of depreciation expense. In addition, the Company's depreciable lives for certain leasehold improvements have historically been based upon the useful lives of the assets. For certain leasehold improvements the useful life may be longer than the remaining term of the associated lease, including available renewal option periods. The Company has determined that these assets can only be depreciated over the remaining available lease term. The impact of this change in accounting resulted in a cumulative understatement of expenses, as of December 29, 2002, of $5.2 million. This amount has been included as an adjustment to beginning retained earnings in the accompanying Consolidated Statement of Shareholders' Equity (Deficit) and Comprehensive Loss. For both fiscal 2004 and 2003, the change resulted in an increase in depreciation expense for continuing operations of $0.3 million.

     Employee Partner Programs. Certain of the Company's employee partner programs, which were amended in 2002, have historically been accounted for as ownership interests. The Company now believes that they should have been accounted for as compensation agreements from the date of the 2002 amendments. The impact of this change in accounting resulted in a cumulative understatement of payroll and benefits expense, as of December 29, 2002, of $0.6 million. This amount has been included as an adjustment to beginning retained earnings in the accompanying Consolidated Statement of Shareholders' Equity (Deficit) and Comprehensive Loss. The change resulted in a $0.2 million decrease in payroll and benefits expense for fiscal 2004 and a $0.1 million increase in payroll and benefits expense for fiscal 2003.

     2. Basis of Presentation

     The consolidated financial statements include the accounts of Avado Brands, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. As a result of the adoption of Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company has classified the revenues, expenses and related assets and liabilities of seven Don Pablo's restaurants and 26 Hops restaurants which were closed during 2004 along with 12 Don Pablo's restaurants and three Hops restaurants which were closed in 2003, as discontinued operations for all periods presented in the accompanying consolidated financial statements. The revenues, expenses and related assets and liabilities of Canyon Cafe which was divested during 2003 and 2002 have not been classified as discontinued operations in the accompanying consolidated financial statements. As the decision to divest these operations was made prior to the implementation of SFAS 144 and they did not meet the criteria for classification as discontinued operations under the provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", they are required to be classified within continuing operations under the provisions of Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

     The consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 requires that the financial statements for periods subsequent to the Chapter 11 filing petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Expenses (including professional fees) directly associated with the reorganization and restructuring are reported as "Reorganization Items" in the accompanying Consolidated Statements of Loss. Prepetition liabilities subject to compromise are presented separately in the accompanying January 2, 2005 Consolidated Balance Sheet. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

     Preparation  of  financial   statements  in  conformity   with   accounting
principles generally accepted in the United States of America requires management to make estimates and assumptions related to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results may ultimately differ from estimates. Management believes that all adjustments necessary for a fair presentation have been included. The consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statement reporting purposes.

     3. Post-Petition Financing

     On February 9, 2004, the Company obtained authority from the Bankruptcy Court to enter into the Secured Super-Priority Debtor-in-Possession Revolving Credit Agreement (the "DIP Facility") with DDJ capital Management, LLC ("DDJ"), as administrative and collateral agent, under which the lender parties to the agreement agreed to provide financing to the Debtors in an amount up to $60 million, subject to borrowing base and other limitations. The order approving the DIP Facility was entered on an interim basis on February 9, 2004, with the principal sum not to exceed $45.5 million prior to entry of a final order. A final order granting the Company the authority to borrow up to the full $60 million was entered on March 9, 2004.

     The Company sought approval of the DIP Facility to insure the necessary liquidity during the reorganization process. The funds available under the DIP Facility provided comfort to vendors and resulted in the Company generally being able to obtain goods and services on the same terms as prior to filing the Chapter 11 cases. The DIP Facility also provided the necessary security to the Company's customers so that they would continue to do business with the Company thereby minimizing the harm to the Company's businesses.

     Proceeds from the DIP Facility were used to repay $29.8 million outstanding under the Company's fully-secured prepetition credit agreement. At January 2, 2005, $37.0 million was outstanding under the DIP Facility with $16.8 million of the facility remaining unused and available.

     4. Liabilities Subject to Compromise

     Under the Bankruptcy code, certain claims against the Company in existence prior to the petition date are stayed while the Company continues operating as a debtor-in-possession. The Company received approval from the Court to, among other things, pay certain prepetition claims including employees' accrued prepetition wages and employee benefit claims, liquor claims of certain liquor vendors and liquor licensing fees and taxes, charges related to goods in transit, contractors and service providers in satisfaction of liens of certain prepetition obligations to customers, the continuation of customer programs and practices, and the payment of certain fees associated with credit card transactions and gift card programs, and the payment of certain prepetition tax claims. Substantially all other prepetition liabilities have been classified as Liabilities subject to compromise in the accompanying January 2, 2005 Consolidated Balance Sheet.


     The following table summarizes the components of Liabilities subject to compromise as of January 2, 2005:

9.75% Senior Notes                                                $  105,318
11.75% Senior Subordinated Notes                                      47,256
Income taxes                                                          23,465
Accrued interest                                                      11,096
Restaurant closure reserves                                           11,049
Trade payables                                                         8,903
Capital lease obligations                                              8,555
Company obligated mandatorily redeemable preferred securities          3,179
Other accrued expenses                                                11,532
--------------------------------------------------------------- ---------------
Total Liabilities subject to compromise                           $  230,353
--------------------------------------------------------------- ---------------

     5. Reorganization Items

     Reorganization items represent amounts incurred as a direct result of the Company's Chapter 11 filing and are presented separately in the accompanying Consolidated Statements of Loss. The following table summarizes the components of Reorganization items for fiscal 2004:

Professional fees                                                $    15,939
Key employee retention plan                                              651
Severance and other employee related costs                               590
U.S. Trustee fees                                                        197
Other                                                                    210
--------------------------------------------------------------- ---------------
Total Reorganization items                                       $    17,587
--------------------------------------------------------------- ---------------

     6. Asset Revaluation and Other Charges

     Asset revaluation and other charges of $5.0 million in fiscal 2004 relate primarily to non-cash fixed asset impairment charges associated with underperforming restaurant locations which were subsequently closed in fiscal 2005. During 2005, the Company has closed five Don Pablo's locations and 15 Hops locations.

     Fiscal 2003 asset revaluation and other charges of $12.0 million primarily include (i) consulting and other professional fees incurred prior to the Company's Chapter 11 filing, (ii) non-cash impairment charges associated with underperforming restaurant locations, an officer note receivable and trademarks related to the Hops brand, and (iii) charges associated with the Company's relocation of the Hops corporate office to Madison, Georgia.

     7. Discontinued Operations

     Loss from discontinued operations $32.6 million and $33.3 million for fiscal 2004 and 2003, respectively, includes the revenues, expenses and related assets and liabilities of seven Don Pablo's restaurants and 26 Hops restaurants which were closed during 2004 along with 12 Don Pablo's restaurants and three Hops restaurants which were closed in 2003. The total loss from discontinued operations includes asset revaluation and other charges of $29.7 million and $16.4 million for fiscal 2004 and 2003, respectively, related predominately to the impairment of fixed assets and other costs associated with the closing of the discontinued operation restaurants.

     8. Income Taxes

     On October 26, 2004, the Bankruptcy Court entered an order approving the Closing Agreement on Final Determination Covering Specific Matters (the "IRS Settlement") between the Company and the Internal Revenue Service ("IRS"). The Bankruptcy Court found that the IRS has an allowed Priority unsecured Claim under 11 U.S.C. ss.507(a)(8) against the Company in the amount of $15.7 million. Pursuant to applicable Treasury Regulations, Avado Brands, Inc. and each subsidiary of Avado Brands, Inc. that was a member of the consolidated group during any part of the 1998 or 1999 consolidated return year, is severally liable for the tax liability arising in such year. The Bankruptcy Court further held that the IRS is entitled to receive annual payments over six years, equal to one-sixth of the principal amount plus five percent (5%) interest, compounded annually, with the first payment to be due on the first anniversary of the Effective Date of the Plan of Reorganization.

     The IRS Settlement finally and fully resolves substantial federal income tax matters of the Company for its tax years ended in 1998 through 2002. While several open tax issues were resolved in the settlement, the primary deficiency asserted by the IRS, which was resolved as part of the IRS Settlement, was the Company's investment in the Offshore Portfolio Investment Strategy ("OPIS"). The OPIS transaction was introduced to the Company and facilitated by its auditor, KPMG and certain other professionals, all of which received fees for assisting in the completion of the OPIS transaction. While the OPIS transaction is extremely complex, the Company essentially invested $13 million to purchase Deutsche Bank stock and other related financial positions, which was intended to generate a deduction of approximately $108 million on its 1998 tax return when the Deutsche Bank stock was sold and the other positions were settled. As part of the IRS Settlement, the IRS and the Company agreed that approximately 80% of the OPIS deduction would be disallowed resulting in tax liability of $7.1 million. The Internal Revenue Code requires the Company to pay interest thereon in the amount of $6.8 million. The IRS agreed to waive all penalties that may have been asserted related to the Company's investment in the OPIS transaction. The balance of the Priority Unsecured Claim is additional tax and interest resulting from the reallocation of net operating loss carrybacks due to the disallowance of the OPIS deduction.

     The IRS Settlement impacts the Company's state and local tax liability in 25 states and 4 municipalities. The increase in federal taxable income in 1998 requires the Company to file amended returns in each state and municipality. The Company is in the process of completing and filing all required amended returns. The Company estimates that the amended returns will result in additional state and local taxes owed of approximately $4.9 million exclusive of interest and penalties. The Company's total estimate of its prepetition tax obligations, including state and local taxes and the $15.7 million IRS Settlement, is included in Liabilities subject to compromise in the accompanying 2004 Consolidated Balance Sheet (see Note 4).

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